EXHIBIT 10(AE) - MATERIAL CONTRACTS

SIXTH AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFINED BENEFIT PLAN

This Sixth Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

WHEREAS, the Plan was originally established effective January 1, 1991;

WHEREAS, Section 6.2 of the Plan permits the Board of Directors of the Company to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to provide a supplemental benefit to Charles D. Milos, Jr. with respect to his break in service with the Company from February 28, 1981 to January 1, 1983;

NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date this Amendment is adopted:

  Article IV of the Plan is hereby amended to add a new Section 4.8 immediately following Section 4.7 to read in its entirety as follows:

  "4.8 Supplemental Benefit for Charles D. Milos, Jr.

      Any benefit which Charles D. Milos, Jr. may be entitled to receive under the preceding provisions of this Article IV shall be increased by the Actuarial Equivalent Value of the excess of (i) the benefit which he would have received under the Qualified Plan had he been credited with service under such plan for the period from February 28, 1981 to January 1, 1983 and (ii) the benefit which actually becomes payable to such Participant under the terms of the Qualified Plan.

      Any benefit which Charles D. Milos, Jr. may be entitled to receive under Sections 4.1 through 4.7 hereof shall be determined as if such Participant had been credited with Service for purposes of this Plan and service for purposes of the Qualified Plan for the period from February 28, 1981 to January 1, 1983.

      Notwithstanding any provision hereof to the contrary, this Section 4.8 is not intended to duplicate and shall not be construed to duplicate any benefit which Charles D. Milos, Jr. is entitled to receive under the terms of the Qualified Plan."

  Except as hereinabove amended, the Plan, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this Sixth Amendment this 23rd day of August 2002.

National Western Life Insurance Company

\S\ James P. Payne
By: James P. Payne
Its: Senior Vice President - Secretary